Exhibit 4.1

THIS WARRANT HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE OR OTHER SECURITIES LAWS AND MAY NOT BE OFFERED, SOLD, TRANSFERRED OR ASSIGNED EXCEPT (i) PURSUANT TO REGISTRATIONS THEREOF UNDER SUCH LAWS, OR (ii) IF, IN THE OPINION OF COUNSEL REASONABLY SATISFACTORY TO ENDOCYTE, INC., THE PROPOSED TRANSFER MAY BE EFFECTED IN COMPLIANCE WITH APPLICABLE SECURITIES LAWS WITHOUT SUCH REGISTRATIONS.

ENDOCYTE, INC.

WARRANT TO PURCHASE SHARES OF COMMON STOCK

This certifies that, for value received, ABX advanced biochemical compounds – Biomedizinische Forschungsreagenzien GmbH, a company organized under the laws of Germany (“Holder”), is entitled to subscribe for the number of shares of the Common Stock (as defined below) of Endocyte, Inc., a Delaware corporation (the “Company”), set forth in Section 4 hereto, as may be adjusted from time to time as provided herein.

1.Certain Definitions.  As used in this Warrant:

(a)“Common Stock” means the Common Stock, $0.001 par value, of the Company.

(b)“Issuance Date” means September 29, 2017.

(c)“Warrant” means this Warrant to purchase shares of Common Stock.

(d)“Warrant Shares” means the number of shares of Common Stock subject to this Warrant as set forth in Section 4 hereto.

2.Term.  This Warrant is exercisable, subject to the other terms and conditions specified herein, at any time on or after the Issuance Date and before [December 31, 2017] [September 29, 2027] (the “Expiration Date”).  On the Expiration Date, this Warrant and all rights and obligations hereunder shall automatically terminate and shall be of no further force and effect.

3.Warrant Holders.  This Warrant is one of two warrants issued by the Company pursuant to that certain Development and License Agreement (the “License Agreement”), dated of even date herewith, by and between the Company and Holder, of like tenor, except as to the number of shares of Common Stock subject thereto and the Expiration Date thereof. Holders of such warrants, including their successors and permitted assigns with respect to all or any portion thereof, are collectively referred to herein as the “Warrant Holders.”

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4.Number of Warrant Shares; Warrant Price.  Holder is entitled to purchase up to [3,278,000]  [722,000] shares of the Common Stock at a price of $1.39 per share (“Warrant Price”), subject to adjustment as provided herein.

5.Certain Adjustments.  The number and type of securities purchasable upon the exercise of this Warrant shall be subject to adjustment from time to time upon the occurrence of certain events, as follows:

(a)Reclassification or Merger.  In case of any reclassification, change or conversion of securities of the class issuable upon exercise of this Warrant (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination), or in case of any merger of the Company with or into another corporation (other than a merger with another corporation in which the Company is the surviving corporation and which does not result in any reclassification or change of outstanding securities issuable upon exercise of this Warrant), the Company, or such successor or purchasing corporation, as the case may be, shall duly execute and deliver to Holder a new warrant (in form and substance reasonably satisfactory to Holder), so that Holder shall have the right to receive, at a total purchase price not to exceed that payable upon the full exercise of this Warrant, and in lieu of the shares of Common Stock theretofore issuable upon exercise of this Warrant, the kind and number of shares of capital stock, other securities, money and property receivable upon that reclassification, change or merger by a holder of the number of shares of Common Stock then purchasable under this Warrant.  That new warrant shall provide for adjustments as nearly equivalent as may be practicable to the adjustments provided for in this Section 5.  The provisions of this subsection (a) shall similarly apply to successive reclassifications, changes and mergers.    In case of any merger, consolidation or similar transaction of the Company pursuant to which the holders of outstanding securities of the Company before such transaction own less than 20% of the outstanding securities of the Company after such transaction (a “Transaction”),  if the Warrant Price is less than the per share consideration to be received by the holders of the securities into which this Warrant is exercisable in connection with such Transaction,  the board of directors of the Company (the “Board”) may deem this Warrant to be automatically exercised; upon such deemed exercise, Holder shall participate in such Transaction as a holder of the securities into which this Warrant is exercisable on the same terms as other holders of the same class of securities of the Company, but Holder’s aggregate consideration received in any such Transaction shall be reduced by the aggregate Warrant Price then in effect for the Warrant Shares purchasable hereunder as of such Transaction.    In case of any Transaction in which the Warrant Price is equal to or more than the per share consideration to be received by the holders of the securities into which this Warrant is exercisable in connection with such Transaction, the Company shall have the option, at its sole discretion, to redeem this Warrant at a price (the “Warrant Redemption Price”) equal to the Black Scholes Value of the Warrant Shares purchasable hereunder as of such Transaction.  Upon the Company’s payment in cash to Holder of the aggregate Warrant Redemption Price for the Warrant Shares purchasable hereunder as of such Transaction, this Warrant shall be surrendered by Holder to the Company and shall be deemed canceled.  The “Black Scholes Value” shall be determined by the Company by use of the “Black Scholes Option Pricing Model” using the criteria set forth below:

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(i) Remaining Term: Number of calendar days from date of public announcement of the Transaction until the last date on which this Warrant may be exercised.

(ii) Interest Rate:  A risk-free interest rate corresponding to the US$ LIBOR/Swap rate for a period equal to the Remaining Term.

(iii) Volatility: If the first public announcement of the Transaction is made at or prior to 4:00 p.m., New York City time, the arithmetic mean of the historical volatility for the 10, 30 and 50 Trading Day periods ending on the date of such first public announcement, obtained from the HVT or similar function on Bloomberg. If the first public announcement of the Transaction is made after 4:00 p.m., New York City time, the arithmetic mean of the historical volatility for the 10, 30 and 50 Trading Day periods ending on the next succeeding Trading Day following the date of such first public announcement, obtained from the HVT or similar function on Bloomberg.

(iv) Stock Price: The greater of (A) the closing price of the Common Stock on NASDAQ, or, if that is not the principal trading market for the Common Stock, such principal market on which the Common Stock is traded or listed (the “Closing Market Price”) on the trading day immediately preceding the date on which the Transaction is consummated, (B) the first Closing Market Price following the first public announcement of the Transaction, or (C) the Closing Market Price as of the date immediately preceding the first public announcement of the Transaction.

(v) Dividends:  Zero.

(vi) Strike Price: The Warrant Price (as defined in Section 4).

(b)Subdivision or Combination of Shares.  If at any time while this Warrant remains outstanding and unexpired, the Company subdivides or combines its outstanding Common Stock, the Warrant Price shall be proportionately decreased in the case of a subdivision or increased in the case of a combination, effective at the close of business on the date the subdivision or combination becomes effective.  The number of Warrant Shares shall be adjusted as set forth in paragraph (d) of this Section 5.

(c)Share Dividends.  If at any time while this Warrant is outstanding and unexpired, the Company pays a dividend with respect to shares of Common Stock payable in shares of Common Stock (except any distribution specifically provided for in the foregoing subparagraphs (a) and (b)), then the Warrant Price shall be adjusted, from and after the date of determination of shareholders entitled to receive that dividend, to that price determined by multiplying the Warrant Price in effect immediately prior to the date of determination by a fraction, (i) the numerator of which shall be the total number of shares of Common Stock outstanding immediately prior to the dividend, and (ii) the denominator of which shall be the total number of shares of Common Stock outstanding immediately after the dividend.  The number of Warrant Shares shall be adjusted as set forth in paragraph (d) of this Section 5.

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(d)Adjustment of Number of Shares.  Upon each adjustment in the Warrant Price pursuant to this Section 5, the number of Warrant Shares purchasable hereunder shall be adjusted, to the nearest whole share, to the product obtained by multiplying the number of Warrant Shares purchasable immediately prior to the adjustment in the Warrant Price by a fraction, (i) the numerator of which shall be the Warrant Price immediately prior to the adjustment and (ii) the denominator of which shall be the Warrant Price immediately thereafter.

Whenever the Warrant Price or the number of Warrant Shares purchasable hereunder is adjusted pursuant to this Section 5, the Company shall prepare a certificate signed by a duly authorized officer setting forth, in reasonable detail, the event requiring the adjustment, the amount of the adjustment, the method by which the adjustment was calculated, and the Warrant Price and the number of Warrant Shares purchasable hereunder after giving effect to the adjustment, and shall cause a copy of the certificate to be delivered to Holder.

6.Exercise of Warrant.

(a)This Warrant may be exercised, in whole or in part, at any time before the Expiration Date, subject to the terms and conditions herein, by presentation and surrender of this Warrant, the notice of exercise form attached hereto as Exhibit A duly completed and executed, and payment of the aggregate Warrant Price then in effect for the Warrant Shares to be acquired to the Company at its principal office. A facsimile signature of the Holder on the notice of exercise form shall be sufficient for purposes of exercising this Warrant.

(b)The Warrant Price may be paid in cash by check or wire transfer; provided however, the Holder may, at its option, elect to exercise this Warrant, in whole or in part, on a cashless basis, by surrendering this Warrant, with the notice of exercise form attached hereto as Exhibit A duly completed and executed by or on behalf of the Holder,  and canceling a portion of this Warrant in payment of the aggregate Warrant Price payable in respect of the number of Warrant Shares purchased upon such exercise.  In the event of an exercise pursuant to this subsection  6(b), the number of Warrant Shares issued to the Holder shall be determined according to the following formula:

X = Y(A-B)

A

Where:

X  =      the number of Warrant Shares that shall be issued to the Holder;

Y  =      the number of Warrant Shares for which this Warrant is being exercised (which shall include both the number of Warrant Shares issued to the Holder and the number of Warrant Shares subject to the portion of the Warrant being cancelled in payment of the aggregate Warrant Price);

A  =      the Fair Market Value (as defined below) of one share of Common Stock; and

B  =      the Warrant Price then in effect.

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(c)The Fair Market Value per share of Common Stock shall be determined as follows:

(i)If the Common Stock is listed on a national securities exchange, the Nasdaq Select Global Market, the Nasdaq Global Market, the Nasdaq Capital Market, the OTC Bulletin Board or another nationally recognized trading system as of the applicable exercise date, the Fair Market Value per share of Common Stock shall be deemed to be the reported closing sale price per share of Common Stock thereon on the trading day immediately preceding such exercise date (provided that if no such price is reported on such day, the Fair Market Value per share of Common Stock shall be determined pursuant to clause (ii) below).

(ii)If the Common Stock is not listed on a national securities exchange, the Nasdaq Select Global Market, the Nasdaq Global Market, the Nasdaq Capital Market, the OTC Bulletin Board or another nationally recognized trading system as of the applicable exercise date, the Fair Market Value per share of Common Stock shall be deemed to be the amount most recently determined by the Board to represent the fair market value per share of the Common Stock (including without limitation a determination for purposes of granting Common Stock options or issuing Common Stock under any plan, agreement or arrangement with employees of the Company); and, upon request of the Holder, the Board (or a representative thereof) shall, as promptly as reasonably practicable but in any event not later than 10 days after such request, notify the Holder of the Fair Market Value per share of Common Stock and furnish the Holder with reasonable documentation of the Board’s determination of such Fair Market Value.  Notwithstanding the foregoing, if the Board has not made such a determination within the three-month period prior to the applicable exercise date, then (A) the Board shall make, and shall provide or cause to be provided to the Holder notice of, a determination of the Fair Market Value per share of the Common Stock within 15 days of a request by the Holder that it do so, and (B) the exercise of this Warrant pursuant to subsection 6(b) shall be delayed until such determination is made and notice thereof is provided to the Holder.

(d)Holder shall be deemed to become Holder of record of the number of Warrant Shares issuable upon exercise (and the Warrant Shares shall be deemed to have been issued) immediately before the close of business on the date or dates on which this Warrant is exercised in compliance with this Section 6 (or if any such date is a non-business day, on the next succeeding business day).  If this Warrant is exercised, certificates or book entry notations for the Warrant Shares shall be delivered to Holder as soon as practicable.  Unless this Warrant has been fully exercised or expired, a new Warrant representing the portion of the Warrant Shares with respect to which this Warrant was not exercised also shall be issued to Holder of this Warrant as soon as possible and in any event within ten days after the exercise.

7.Warrant Shares Fully Paid; Reservation of Common Stock.  All Warrant Shares will, upon issuance, be fully paid and nonassessable and free from any and all taxes, liens and charges with respect to the issue thereof (other than those incurred by Holder of the Warrant Shares).  During the term of this Warrant, the Company at all times shall have authorized and

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reserved a sufficient number of shares of Common Stock for issuance upon the exercise of this Warrant.

8.No Impairment.  The Company will not, by amendment of its charter or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the Holder against impairment. The Company shall not close its books against the issuance of any Warrant Shares in any manner that interferes with the timely exercise of this Warrant.

9.Fractional Shares.  No fractional Warrant Shares shall be issued in connection with exercise hereunder, and the number of Warrant Shares available to be acquired under this Warrant shall, if necessary, be rounded up to the nearest whole number.

10.Compliance with Securities Laws; Disposition of Warrant or Warrant Shares.

(a)Compliance with Securities Laws.  Holder, by accepting this Warrant, represents to the Company that this Warrant and the Warrant Shares to be issued upon exercise hereof are being acquired for its own account for investment purposes only and not with a view to distribution or resale, and that Holder will not offer, sell or otherwise dispose of this Warrant or any Warrant Shares except under circumstances that will not result in a violation of the Securities Act of 1933, as amended (the “Act”), or any state or other securities laws; provided, however, that the Holder shall retain the sole right to determine to sell or transfer this Warrant or the Warrant Shares, subject to compliance with all restrictions imposed by (i) the terms of this Warrant, (ii) the terms of the Registration Rights Agreement, dated of even date herewith, by and among the Company and the Holders set forth therein (the “Rights Agreement”), and (iii) the Act and any applicable state or other securities laws.  This Warrant, any Warrant subsequently issued to Holder, and all certificates representing the Warrant Shares issued hereunder (unless registered under the Act and any applicable state or other securities law) shall be stamped or imprinted with a legend in substantially the following form:

[THIS WARRANT HAS] [THE SECURITIES EVIDENCED HEREBY HAVE] NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE OR OTHER SECURITIES LAWS AND MAY NOT BE OFFERED, SOLD, TRANSFERRED OR ASSIGNED EXCEPT (i) PURSUANT TO REGISTRATIONS THEREOF UNDER SUCH LAWS, OR (ii) IF, IN THE OPINION OF COUNSEL REASONABLY SATISFACTORY TO ENDOCYTE, INC. THE PROPOSED TRANSFER MAY BE EFFECTED IN COMPLIANCE WITH APPLICABLE SECURITIES LAWS WITHOUT SUCH REGISTRATIONS.

In addition, in connection with the issuance of this Warrant, Holder specifically represents to the Company by acceptance of this Warrant as follows:

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(i)Holder has been provided the opportunity to ask questions and receive answers concerning the Company and the transaction in which this Warrant is being issued and to obtain any other information it deems necessary to verify the accuracy of the information provided to it.    Holder is aware of the Company’s business affairs and financial condition, including the Company’s filings with the U.S. Securities and Exchange Commission (the “SEC”), and has acquired sufficient information about the Company to reach an informed and knowledgeable decision to acquire this Warrant.

(ii)Holder understands that this Warrant and the Warrant Shares have not been registered under the Act in reliance upon a specific exemption therefrom, which exemption depends upon, among other things, the accuracy of Holder’s representations herein.

(iii)Holder further understands that this Warrant and the Warrant Shares must be held indefinitely unless subsequently registered under the Act or unless an exemption from registration is otherwise available.  In addition, Holder understands that the certificate evidencing the Warrant Shares, when issued, will be imprinted with a legend that prohibits the transfer of the Warrant Shares unless they are registered or the Holder provides to the Company an opinion of counsel that such registration is not required.

(iv)Holder is aware of the provisions of Rule 144 promulgated by the SEC under the Act (“Rule 144”), which, in substance, permit limited public resale of “restricted securities” acquired, directly or indirectly, from the issuer thereof (or from an affiliate of the issuer), in a non-public offering, subject to the satisfaction of certain conditions, if applicable.

 (v)Holder understands that this Warrant and the Warrant Shares have not been registered under any state’s or other jurisdiction’s securities laws and may not be offered or sold without compliance with applicable securities laws, whether through registration of the offer and sale of this Warrant or the Warrant Shares or in reliance upon one or more exemptions from registration available under state or other securities laws.

(viii)Holder is an “accredited investor” as defined in Rule 501 promulgated under the Act and has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks related to its acquisition of this Warrant and the Warrant Shares.

(b)Disposition of Warrant or the Warrant Shares.  With respect to any offer, sale or other disposition of this Warrant, or any of the Warrant Shares before registration of the Warrant Shares, the then current Holder shall give written notice to the Company prior thereto, describing briefly the manner of the offer, sale and/or other disposition and if requested by the Company a written opinion of Holder’s counsel reasonably satisfactory to the Company, to the effect that the offer, sale or other disposition may be effected without registration or qualification of this Warrant or the Warrant Shares under the Act as then in effect and any federal, state or other securities laws then in effect.  The opinion of Holder’s

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counsel shall also state whether under any applicable securities law this Warrant or the Warrant Shares to be sold or otherwise disposed of require any restrictive legend as to applicable restrictions on transferability to ensure compliance with federal, state or other securities laws.  Each certificate representing this Warrant or the Warrant Shares thus transferred shall bear a legend as to the applicable restrictions on transferability to ensure compliance with federal, state and other securities laws, unless, in the opinion of counsel for the Company, a legend is not required to ensure compliance with those laws.  The Company may issue stop-transfer instructions to its transfer agent in connection with any such restrictions.

11.Rights as Shareholders.  Holder shall not be entitled to vote or receive dividends in connection with this Warrant or be deemed Holder of any of the Warrant Shares, nor shall anything contained herein be construed to confer upon Holder, as such, any of the rights of a shareholder of the Company, any right to vote for the election of directors or upon any matter submitted to shareholders at any meeting thereof, to receive notice of meetings, or to receive dividends or subscription rights or otherwise, until this Warrant has been exercised and the Warrant Shares have become deliverable, as provided herein.

12.Notices of Record Date.  In the event:

(a)the Company shall take a record of the holders of its Common Stock (or other stock or securities at the time deliverable upon the exercise of this Warrant) for the purpose of entitling or enabling them to receive any dividend or other distribution, or to receive any right to subscribe for or purchase any shares of stock of any class or any other securities, or to receive any similar right; or

(b)of any capital reorganization of the Company, any reclassification of the Common Stock of the Company, any consolidation or merger of the Company with or into another corporation, or any transfer of all or substantially all of the assets of the Company; or

(c)of the voluntary or involuntary dissolution, liquidation or winding-up of the Company;

then, and in each such case, the Company will send or cause to be sent to the Holder a notice specifying, as the case may be, (i) the record date for such dividend, distribution or right, and the amount and character of such dividend, distribution or right, or (ii) the effective date on which such reorganization, reclassification, consolidation, merger, transfer, dissolution, liquidation or winding-up is to take place, and the time, if any is to be fixed, as of which the holders of record of Common Stock (or such other stock or securities at the time deliverable upon the exercise of this Warrant) shall be entitled to exchange their shares of Common Stock (or such other stock or securities) for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, transfer, dissolution, liquidation or winding-up.  Such notice shall be sent at least 10 days prior to the record date or effective date for the event specified in such notice.

13.Amendment and Certain Waivers.  Any term of this Warrant may be amended and the observance of any term of this Warrant may be waived (either generally or in a particular

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instance, and either retroactively or prospectively) only with the written consent of the Company and Warrant Holders who, at the time of such amendment or waiver, collectively hold a majority in interest of the warrants issued by the Company pursuant to the License Agreement.

14.Benefit of Parties.  All of the terms and conditions of this Warrant shall be binding upon any corporation succeeding the Company by merger or consolidation, all of the Company’s obligations relating to the Warrant Shares shall survive the exercise and termination of this Warrant and all of the Company’s covenants and agreements shall inure to the benefit of Holder’s successors and permitted assigns.

15.Transfer of Warrant.  Holder shall not have the right to assign or transfer this Warrant or any of its rights hereunder without the prior written consent of the Company, except that Holder shall have the right to assign or transfer this Warrant and all rights hereunder, in whole or in part, to (a) any affiliate of Holder, (b) any employee of any affiliate of Holder or (c) one or more immediately family members of Holder or any trust for the benefit of Holder or one or more immediate family members of Holder.  As a condition precedent to any assignment or transfer of this Warrant, in whole or in part, the transferee(s) of the Warrant (or portion thereof) shall execute a counterpart signature page to the Rights Agreement and become a party to the Rights Agreement as a “Holder” for all purposes thereunder.  Subject to the foregoing, this Warrant and all rights hereunder are transferable, in whole or in part, at the office or agency of the Company by Holder in person or by duly authorized attorney, upon surrender of this Warrant, together with the assignment form attached hereto as Exhibit B duly completed and executed.  Upon any such permitted transfer, the Company shall execute and deliver to the persons entitled thereto a new Warrant or Warrants of like tenor and representing the right to purchase, in the aggregate, the same number of Warrant Shares as this Warrant then entitles Holder to purchase.    The term “Warrant” as used herein includes any such Warrant or Warrants issued by the Company to any such transferee(s).

16.Captions.  The captions of the sections of this Warrant are solely for convenient reference and shall not be deemed to affect the meaning or interpretation of any provision of this Warrant.

17.Governing Law; Choice of Forum.  The laws of the State of Delaware shall govern all questions concerning the relative rights of the Company and the Holder.  Delaware law shall govern the interpretation, construction and enforcement of this Warrant, and all transactions contemplated hereby, notwithstanding any state’s choice of law rules to the contrary. The parties irrevocably consent to the exclusive jurisdiction of the state and federal courts located in the State of Delaware, in any actions arising out of or relating to this Warrant and waive any other venue to which any party might be entitled by domicile or otherwise.

18.Notices.  All notices, requests, demands or other communications that are required or may be given pursuant to the terms of this Warrant shall be in writing and delivery shall be deemed sufficient in all respects and to have been duly given on the date of service if delivered personally or by facsimile transmission if receipt is confirmed to the party to whom notice is to be given, or on the third day after mailing if mailed by first-class mail, return receipt requested, postage prepaid, and properly addressed to Holder at the address set forth on the signature page of this Warrant and the Company at 3000 Kent Avenue, Suite A1-100, West Lafayette, IN 47906, or to any other address as either party may specify in writing.

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19.Counterparts.  This Warrant may be executed and delivered in any number of counterparts, by original signature, facsimile, e-mail or other electronic means, all of which together will constitute one instrument.

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IN WITNESS WHEREOF, the Company has caused this Warrant to be executed by its duly authorized representative as of the Issuance Date.

ENDOCYTE, INC.

By:
Name:
Title:

Acknowledged and agreed:

ABX ADVANCED BIOCHEMICAL COMPOUNDS – BIOMEDIZINISCHE FORSCHUNGSREAGENZIEN GMBH

By:
Name:
Title:

Address of Holder:

[Signature Page to Warrant]

EXHIBIT A

NOTICE OF EXERCISE

To:Endocyte, Inc.

All capitalized terms used herein and not hereinafter defined shall have that meaning set forth in the warrant attached hereto (the “Warrant”).

1.The undersigned hereby elects to purchase ________ shares of Common Stock of the Company pursuant to the terms of the attached Warrant, and tendered herewith payment of the exercise price of those shares of Common Stock in full at a rate of $_________ per share, such payment being made in the form of:

a.	Check or wire transfer of $__________; and/or
b.	Pursuant to the cashless exercise provisions set forth in Section 6(b) of the Warrant.

2.Please issue a certificate or certificates (or book entry notations) representing _______ shares of Common Stock in the name of the undersigned, or in such other name or names as are specified below:

(Name)

(Address)

(Social Security Number or Taxpayer Identification Number)

By:
Name:
Its:
Date:

A-1

EXHIBIT B

ASSIGNMENT FORM

(To assign the attached Warrant, execute this
form and supply the required information.
Do not use this form to purchase shares.)

FOR VALUE RECEIVED, the attached Warrant and
all rights evidenced thereby are hereby assigned to:

Name	Address	Number of Warrant Shares

Warrant Holder’s Signature:
Name:
Its:
Date:

Warrant Holder’s Address:

NOTE:  The signature to this Assignment Form must correspond with the name as it appears on the face of the Warrant, without alteration or enlargement or any change whatever.  Officers of corporations and those acting in a fiduciary or other representative capacity should file proper evidence of authority to assign the foregoing Warrant.

B-1